Exhibit 99.1

FOR IMMEDIATE RELEASE

                           Contact: Eric Starkman/Elisabeth Philippe/ Scott Sunshine
                                       Morgan-Walke Associates, Inc.
                                       (212) 850-5600

                 RELATED CAPITAL LAUNCHES TAX-EXEMPT BOND TRUST
                  TO FINANCE DEVELOPMENT OF MULTIFAMILY HOUSING

                    CHARTERMAC'S SPEEDY UNDERWRITING PROCESS
                   TO PROVIDE LOAN COMMITMENTS WITHIN 30 DAYS

               Quarterly Tax-Exempt Distributions To Shareholders

      NEW YORK, NY, October 1, 1997 -- Related Capital Company, a leading national real estate financial firm, today announced the launch of Charter Municipal Mortgage Acceptance Company ("CharterMac"), a publicly-traded company specializing in the financing of tax-exempt multifamily housing. CharterMac's shares are listed on the American Stock Exchange under the stock symbol "CHC.WI".

      CharterMac, a consolidation of Summit Tax Exempt Bond Fund (AMEX:SUA) and two other partnerships previously sponsored by affiliates of Related Capital, is organized as a Delaware Business Trust. The Company will originate and acquire tax-exempt bonds, the proceeds of which will be held to finance and refinance the development and ownership of multifamily housing on a national basis.

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      As a result of the consolidation, shares of Summit Tax Exempt Bond Fund have ceased trading.

      "CharterMac is well positioned to become the premier financing vehicle for tax-exempt multifamily housing," said J. Michael Fried, President of Related Capital. "In addition to providing developers with loan commitments in as little as 30 days, CharterMac's underwriting process will not require the involvement of investment bankers, rating agencies or credit enhancers. The fund will also be an aggressive buyer of tax-exempt bonds, and we expect to significantly grow its portfolio over the next two years."

      CharterMac's portfolio is comprised of 33 tax-exempt bonds with a net asset value of $308.8 million, or $14.95 a share. The fund, with outstanding debt of 6.5% of total capitalization, will be conservatively managed and may not incur leverage in excess of 50% of its asset value.

      CharterMac is designed to provide quarterly tax-exempt distributions to shareholders. The amount of quarterly distributions will be based upon the amount of cash available for distribution (CAD), after giving adequate consideration to the fund's working capital needs. Although the initial level of distributions have not yet been determined, the fund's pro forma statements indicate sufficient CAD to set initial quarterly distributions levels at 22 to 25 cents per share. However, Mr. Fried emphasized that there is no guarantee that actual CAD levels will be sufficient to make such distributions.

      CharterMac is managed by a board of five trustees, three of whom are affiliated with Related Capital. The fund is widely held, with no investor holding more than two percent of outstanding shares.


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      Related Capital is a nationwide, fully integrated real estate financial services firm. Since 1972, Related and its affiliates have raised more than 3 billion in equity from more than 100,000 investors to acquire a portfolio of more than 800 properties, bonds and mortgages valued at a cost of $7 billion.

      Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements, including without limitation those set forth in CharterMac's Solicitation Statement dated June 18th 1997. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly and updates or revisions to any forward-looking statements contained herin to reflect any change in the Company's expectations with regard therto or change in events, conditions or circumstances on which any such statement is based.

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